Exhibit 1

NEWS RELEASE

North American Palladium Completes Final Issuance of $5 Million of

Convertible Debentures in Connection with Second Tranche of Offering

All figures are in Canadian dollars except where noted.

Toronto, Ontario, April 17, 2014 – North American Palladium Ltd. (“NAP” or the “Company”) (TSX: PDL) (NYSE MKT: PAL) is pleased to announce that it has sold an additional $5 million in convertible debentures in connection with its second tranche offering (the “Second Tranche”) of 7.5% convertible unsecured subordinated debentures and associated warrants, as disclosed by news release on April 8, 2014. As per the Company’s target for the Second Tranche offering, the aggregate gross proceeds are now $35 million. The syndicate of agents was led by Edgecrest Capital Corporation and included Canaccord Genuity Corp. in Canada, and Canaccord Genuity Inc. in the United States, as the exclusive placement agents for the Offering.

The Company has filed a final base shelf prospectus and a prospectus supplement with the securities regulatory authorities in Canada, and a prospectus supplement and registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering. The offering in Canada was made only by the base shelf prospectus and the prospectus supplement.

Before investing, readers are encouraged to read the base shelf prospectus, the registration statement and the prospectus supplement and other documents the Company has filed with the securities regulatory authorities in Canada and the SEC, which contains important detailed information about the securities being offered. You may obtain these documents for free by visiting SEDAR at www.sedar.com or EDGAR at www.sec.gov. Alternatively, the lead agent (Edgecrest Capital Corporation) can arrange to send you the offering documents if you so request by calling toll-free 1 (877) 257-7366 at 70 York Street, Suite 1500, Toronto, Ontario, M5J 1S9.

About North American Palladium

NAP is an established precious metals producer that has been operating its Lac des Iles mine (“LDI”) located in Ontario, Canada since 1993. LDI is one of only two primary producers of palladium in the world, offering investors leverage to the price of palladium. The Company’s shares trade on the NYSE MKT under the symbol PAL and on the TSX under the symbol PDL.

For further information please contact:

John Vincic

Investor Relations Advisor

Telephone: 416-360-7374

Email: jvincic@nap.com

Cautionary Statement on Forward-Looking Information

Certain information contained in this news release constitutes ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact are forward-looking statements. The words ‘will’, ‘expect’, ‘would’, ‘could’, ‘estimate’ and similar expressions identify forward-looking statements. Forward-looking statements in this news release include, without limitation: information pertaining to the Company’s strategy, plans or future financial or operating performance and other statements that express management’s expectations or estimates of future performance. The Company cautions the reader that such forward-looking statements involve known and unknown risk factors that may cause the actual results to be materially different from those expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to: the risk that the Company may not be able to obtain sufficient financing to fund its current needs including for operating expenditures and for capital expenditures required to continue the LDI mine expansion, the risk that the Company will not be able to meet its financial obligations as they become due, the possibility that metal prices and foreign exchange rates may fluctuate, and the possibility that the LDI mine may not perform as planned. For more details on these and other risk factors see the Company’s prospectus supplement relating to the offering on file with the SEC and Canadian provincial securities regulatory authorities.

Forward-looking statements are necessarily based upon a number of factors and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The factors and assumptions contained in this news release, which may prove to be incorrect, include, but are not limited to: that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business, that metal prices and exchange rates between the Canadian and United States dollar will be consistent with the Company’s expectations, that there will be no material delays affecting operations or the timing of ongoing development projects, and that prices for key mining and construction supplies will remain consistent with the Company’s expectations. The forward-looking statements are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.